UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 18, 2011

BARRETT BUSINESS SERVICES, INC.
(Exact name of registrant as specified in charter)

Maryland
(State or other jurisdiction of incorporation)

0-21886
(SEC File Number)

52-0812977
(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington (Address of principal executive offices)	98662 (Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)  The 2011 annual meeting of stockholders of Barrett Business Services, Inc. (the "Company") was held on May 18, 2011.

(b) The matters considered and voted on by the Company's stockholders at the annual meeting and the voting results were as follows:

Proposal 1.  Six directors were elected, each for a one-year term, by the votes indicated.

Nominee	Shares Voted For	Shares Withheld	Broker Non-votes
Thomas J. Carley	3,786,799	868,829	2,537,349
Michael L. Elich	4,016,749	638,879	2,537,349
James B. Hicks, Ph.D.	3,815,762	839,866	2,537,349
Roger L. Johnson	3,821,515	834,113	2,537,349
Jon L. Justesen	4,044,306	611,322	2,537,349
Anthony Meeker	3,783,275	872,353	2,537,349

The following matters were approved by the votes indicated:

Proposal 2.  Ratification of the appointment of Moss Adams LLP as the Company's independent public accountants for the year ending December 31, 2011.

Shares Voted For	Shares Voted Against	Abstentions
6,934,567	135,619	122,791

Proposal 3.  Approval, by non-binding vote, of the compensation paid to the Company's named executive officers ("executive compensation").

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes
4,312,957	173,743	168,928	2,537,349

Proposal 4.  Approval, by non-binding vote, of annual advisory votes on executive compensation.

One Year	Two Years	Three Years	Abstentions	Broker Non-votes
3,966,397	99,081	409,163	180,987	2,537,349

(d)  On May 18, 2011, the Company determined that, as recommended by the Company's board of directors and approved by the stockholders, an advisory vote by the stockholders on executive compensation would be held annually until the next required vote on frequency of votes on executive compensation is held.

Item 7.01.  Regulation FD Disclosure

On May 19, 2011, the Company announced that its board of directors had declared a regular quarterly cash dividend of $0.09 per share.  The dividend is payable on June 14, 2011, to all stockholders of record as of May 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: May 20, 2011	By:	/s/ James D. Miller
James D. Miller Vice President-Finance, Treasurer and Secretary